Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-222072 on Form S-8 of our report dated December 23, 2020, relating to the financial statements and the financial statement schedule of Bright Scholar Education Holdings Ltd. appearing in the Annual Report on Form 20-F for the year ended August 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Guangzhou, China

December 23, 2020